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                                                                    EXHIBIT 10.2

                             Subcontracting Contract

Party A: Shandong Longfeng Flour Company
Party B: New Dragon Asia Flour (Yantai) Company Limited

Shandong Longfeng Flour Company ("Party A") has invested 10% of the registered capital in New Dragon Asia Flour (Yantai) Company Limited ("Party B"). Based on the actual production condition and the consideration of obligations, power, profits of the shareholder, Party A and Party B agreed to sign this Contract after consultation.

1.   Subcontract Period
     Subcontracting period is 50 years, i.e. from June 26, 1999 to June 25, 2049

2.    Subcontract Fee
      Party B shall paid RMB300,000 as Subcontract Fee to Party A for each financial year within the Subcontract Period.

3.    Both parties' responsibilities

         (i)      Party A :

                  Party A shall advise, provide services and monitor on major decisions and production management to Party B. Party A shall also audit the operation condition and economic responsibilities of Party B within and at the end of the Subcontract Period.

         (ii) After Party A received the Subcontract Fee, it does not entitled to receive the undistributed profits according to the actual proportion of investment in registered capital after deducting the Subcontract Fee.

         (iii)    Party B:

                  (1) Party B must obey the PRC laws and regulations, operate the business according to the approved business areas and use its operation power correctly.

                  (2) Party B should improve its decision-making and management ability, enhance its operation capacity and profitability, expand the market and increase the incomes.

                  (3) Party B shall strictly execute the policies of the company and ensure every target can be successfully achieved.


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                  (4)      Party B shall improve the equipment maintenance,
                           quality management, market expansion and self-development based on the long-term business view.

         4. If Party B encounters earthquake, fire, typhoon, etc such unforeseeable or unavoidable natural accidents which directly affect the completion of economic targets during Party B's operation period, then Party A and Party B can negotiate to reduce the Subcontract Fee. Normal change in market conditions and changes in competitive environments shall not be an excuse to change the Subcontract Fee.

         5.       Party A and Party B can negotiate to adjust the Subcontract
                  Period.

         6. Any other matters not stated in this Contract shall be negotiated by both Parties. Supplemental agreement can be signed if necessary.

         7. This Contract has 3 copies and is effective after signing with company chop.

Party A's legal representative:

Party B's representative:


June 26, 1999